UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015 (March 5, 2015)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 716-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2014, the board of directors and the majority stockholders of Breitling Energy Corporation (the “Registrant”) approved a resolution authorizing an amendment to Article IV of the Company’s Articles of Incorporation authorizing the issuance of up to an additional 250,000,000 shares of Common Stock (the “Charter Amendment”).

The form of the Charter Amendment as approved by the Majority Stockholders follows:

The Articles of Incorporation are hereby amended by amending and restating the first paragraph of Article IV to be and read as follows:

Section 4.01. Number and Class. The total number of shares of stock that the Corporation shall have authority to issue is 775,000,000, consisting of 750,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock par value $0.001 per share (“Preferred Stock”).

On March 5, 2015, the Registrant filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles (the “Certificate”) to effect the Charter Amendment.

A copy of the Certificate is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 5, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITLING ENERGY CORPORATION

March 6, 2015	By:	/s/ Chris Faulkner
	Name:	Chris Faulkner
	Title:	Chief Executive Officer

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Exhibit Index

No.	Exhibit

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on March 5, 2015.

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